UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	October 11, 2018

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended tramsition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07.             Submission of Matters to a Vote of Security Holders

The Procter & Gamble Company (the "Company") held its Annual Meeting of Shareholders on October 9, 2018. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. Election of Directors	Votes For	Votes Against	Abstentions	Broker Non-Votes
Blake, Francis S.	1,509,664,157	162,534,698	23,849,784	509,170,979
Braly, Angela F.	1,630,436,175	42,606,738	23,005,726	509,170,979
Chang, Amy L.	1,652,589,314	20,335,450	23,123,875	509,170,979
Chenault, Kenneth I.	1,640,643,599	32,565,781	22,839,259	509,170,979
Cook, Scott D.	1,621,695,000	51,153,173	23,200,466	509,170,979
Jimenez, Joseph	1,648,076,290	24,305,022	23,667,327	509,170,979
Lundgren, Terry	1,640,885,825	31,764,214	23,398,600	509,170,979
McNerney, W. James Jr.	1,609,370,692	63,384,014	23,293,933	509,170,979
Peltz, Nelson	1,558,064,664	112,659,868	25,324,107	509,170,979
Taylor, David S.	1,599,143,942	68,289,783	28,614,914	509,170,979
Whitman, Margaret C.	1,631,326,874	42,179,753	22,542,012	509,170,979
Woertz, Patricia A.	1,646,283,790	26,855,831	22,909,018	509,170,979
Zedillo, Ernesto	1,620,977,990	51,670,625	23,400,024	509,170,979

Proposals	Votes For	Votes Against	Abstentions	Broker Non-Votes
2. Ratification of the Independent Registered Public Accounting Firm	2,116,035,868	63,089,583	26,094,167	0
3. Advisory vote on Company's Executive Compensation (the "Say on Pay" vote)	1,546,579,501	114,257,295	35,211,843	509,170,979

The Company is filing this 8-K pursuant to item 5.07, "Submission of Matters to a Vote of Security Holders."

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE PROCTER & GAMBLE COMPANY

                                                        BY:  /s/ Sandra T. Lane
                                                              Sandra T. Lane
                                                              Assistant Secretary
                                                              October 11, 2018